FOR IMMEDIATE RELEASE                     Contact: Todd Shoot
October 28, 2021                              SVP, Investor Relations / Treasurer
(217) 221-4416

TITAN INTERNATIONAL, INC. ANNOUNCES INCREASE
AND FIVE YEAR EXTENSION OF DOMESTIC CREDIT FACILITY

West Chicago, Ill.— Titan International, Inc. (NYSE: TWI) today announced the completion of an amendment to its domestic credit facility. On October 28, 2021, the Company amended and extended the Credit and Security Agreement (the Agreement), dated as of February 17, 2017 (as amended) with respect to the $100 million revolving credit facility (the Credit Facility) with agent BMO Harris Bank N.A. and other financial institutions. The Credit Facility was increased to $125 million with the amount available under the Credit Facility determined based upon eligible accounts receivable and inventory balances at certain of its domestic subsidiaries. The amended Credit Facility has a five-year term with the new maturity occurring on October 28, 2026. The amended Credit Facility can be expanded by up to $50 million through an accordion provision within the Agreement. The amended Agreement has terms substantially similar to those contained in the Agreement prior to the amendment earlier this year in February and also includes other enhancements to further improve the availability within the borrowing base.

David Martin, Senior Vice President and Chief Financial Officer commented “The increase of our domestic credit facility to $125 million along with the new five-year maturity to 2026 provides the flexibility we need to support the business dynamics we have experienced this year and the growth we anticipate moving forward into 2022 and beyond. We appreciate the support from our banking partners and we are pleased to have this foundation in place for the next five years.”

Safe Harbor Statement: This press release contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s

2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011

control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of the COVID-19 pandemic on our operations and financial performance; the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.

About Titan: Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in West Chicago, Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

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2701 SPRUCE STREET • QUINCY, ILLINOIS 62301 • (217) 228-6011